UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
WESCO INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	25-1723342
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
WESCO DISTRIBUTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	25-1723345
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219
(Address of principal executive offices, including zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be so registered	each class is to be registered

6.0% Convertible Senior Debentures due 2029	New York Stock Exchange
(and the Guarantee related thereto)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-160818
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrants’ Securities to be Registered.
The securities to be registered consist of the 6.0% Convertible Senior Debentures due 2029 (the “2029 Debentures”) of WESCO International, Inc. (the “Company”) and the guarantee thereof by WESCO Distribution, Inc. The description of the 2029 Debentures and the guarantee thereof to be registered hereunder is incorporated by reference to the description included under the caption “Description of the 2029 Debentures” in the final Prospectus, dated August 12, 2009, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3).
Item 2. Exhibits.

Exhibit
No.	Description of Exhibit	Prior Filing
3.1	Restated Certificate of Incorporation of WESCO International, Inc.	Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4 (No. 333-70404)

3.2	By-laws of WESCO International, Inc.	Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-4 (No. 333-70404)

4.1	Form of Indenture by and among WESCO International, Inc., WESCO Distribution, Inc. and The Bank of New York Mellon, as Trustee, governing 2029 Debentures.	Incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-4 (No. 333-160818)

4.2	Form of 6.0% Convertible Senior Debenture due 2029.	Included in Exhibit 4.1

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.
Dated: August 24, 2009

WESCO INTERNATIONAL, INC.

By: Name:	/s/ Stephen A. Van Oss Stephen A. Van Oss
Title:	Senior Vice President and Chief Administrative Officer

WESCO DISTRIBUTION, INC.

By:	/s/ Stephen A. Van Oss

Name:	Stephen A. Van Oss
Title:	Senior Vice President and Chief Administrative Officer